STOCK PURCHASE AGREEMENT

                           dated May 23, 1996

                             with respect to

                       NEW YORK CARPET WORLD, INC.


                                  among

                          SHAW INDUSTRIES, INC.

                                   and

            IRVING NUSBAUM REVOCABLE TRUST UAD, MAY 4, 1977,
                   AMENDED AND RESTATED APRIL 30, 1984

           FRANCIS FETTER REVOCABLE TRUST UAD, AUGUST 16, 1990

             MARVIN BERLIN REVOCABLE TRUST UAD, MAY 22, 1990

         ROBERT C. NUSBAUM REVOCABLE TRUST UAD, JANUARY 30, 1990

                                   AND

          ARTHUR S. NUSBAUM REVOCABLE TRUST UAD, JUNE 1, 1993,
                   AMENDED AND RESTATED APRIL 26, 1994












S:\N007852\shaw\sto-pur.CLN

                                                 TABLE OF CONTENTS


 1.       DEFINITIONS........................................................  1

 2.       SALE AND TRANSFER OF SHARES; CLOSING...............................  7
  2.1      Shares............................................................  7
           ------
  2.2      Purchase Price....................................................  7
           --------------
  2.3      Closing...........................................................  7
           -------
  2.4      Closing Obligations................................................ 8
           -------------------
  2.5      Stock Election..................................................... 9
           --------------

 3.       REPRESENTATIONS AND WARRANTIES OF SELLERS..........................  9
 3.1      Organization and Good Standing....................................   9
          ------------------------------
 3.2      Authority; No Conflict............................................. 10
          ----------------------
 3.3      Capitalization..................................................... 11
          --------------
 3.4      Financial Statements............................................... 11
          --------------------
 3.5      Books and Records.................................................. 12
          -----------------
 3.6      Title to Properties; Encumbrances.................................. 12
          ---------------------------------
 3.7      Condition and Sufficiency of Assets................................ 13
          -----------------------------------
 3.8      Accounts Receivable................................................ 13
          -------------------
 3.9      Inventory...........................................................13
          ---------
 3.10     No Undisclosed Liabilities..........................................13
          --------------------------
 3.11     Taxes...............................................................14
          -----
 3.12     No Material Adverse Change..........................................14
          --------------------------
 3.13     Employee Benefits...................................................15
          -----------------
 3.14     Compliance with Legal Requirements; Governmental Authorizations.....18
          ---------------------------------------------------------------
 3.15     Legal Proceedings; Orders...........................................20
          -------------------------
 3.16     Absence of Certain Changes and Events.............................. 20
          -------------------------------------
 3.17     Contracts; No Defaults............................................. 22
          ----------------------
 3.18     Insurance.......................................................... 24
          ---------
 3.19     Environmental Matters.............................................. 25
          ---------------------
 3.20     Employees.......................................................... 26
          ---------
 3.21     Labor Relations; Compliance........................................ 26
          ---------------------------
 3.22     Intellectual Property.............................................. 27
          ---------------------
 3.23     Certain Payments................................................... 29
          ----------------
 3.24     Disclosure......................................................... 29
          ----------
 3.25     Relationships with Related Persons................................. 30
          ----------------------------------
 3.26     Brokers or Finders................................................. 30
          ------------------

 4.       REPRESENTATIONS AND WARRANTIES OF BUYER............................ 30
          4.1      Organization and Good Standing............................ 30
                   ------------------------------

   4.2      Authority; No Conflict........................................... 30
            ----------------------
   4.3      Investment Intent................................................ 31
            -----------------
   4.4      Certain Proceedings.............................................. 31
            -------------------
   4.5      Disclosure....................................................... 31
            ----------
   4.6      Capitalization and Shares of Shaw Common Stock................... 31
            ----------------------------------------------
   4.7      Brokers or Finders............................................... 31
            ------------------

 5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE......................... 32
      5.1      Access and Investigation...................................... 32
               ------------------------
      5.2      Operation of the Businesses of the Acquired Companies......... 32
               -----------------------------------------------------
      5.3      Negative Covenant............................................. 32
               -----------------
      5.4      Required Approvals............................................ 32
               ------------------
      5.5      Notification.................................................. 33
               ------------
      5.6      Indebtedness of Related Persons.............................. 33
               -------------------------------
      5.7      No Negotiation................................................ 33
               --------------
      5.8      Reasonable Efforts............................................ 33
               ------------------
      5.9      Resale of Shaw Common Stock................................... 33
               ---------------------------
      5.10     Estoppels......................................................34
               ---------
      5.11     Minor Shareholders............................................ 34
               ------------------

 6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE.......................... 34
    6.1      Approvals of Governmental Bodies............................... 34
             --------------------------------
    6.2      Reasonable Efforts............................................. 35
             ------------------
    6.3      Registration of Shaw Common Stock.............................. 35
             ---------------------------------
    6.4      Repayment of Acquired Companies' Loans From Financial
                          Institutions...................................... 35
             -------------------------------------------------

 7.       CONDITION PRECEDENT TO BUYER'S OBLIGATION TO CLOSE................ 35
    7.1      ............................................................... 35


8.       CONDITION PRECEDENT TO SELLERS' OBLIGATION TO CLOSE................ 35
   8.1      Governmental Approvals.......................................... 35
            ----------------------

9.       TERMINATION......................................................... 35
   9.1      Termination Events............................................... 35
            ------------------
   9.2      Effect of Termination............................................ 36
            ---------------------
   9.3      Breakup Fee..................................................... 36
            -----------

 10.      INDEMNIFICATION; REMEDIES.......................................... 36
   10.1     Survival; Right to Indemnification Not Affected by Knowledge..... 36
            ----------------------------------------------------
   10.2     Indemnification and Payment of Damages by Sellers................ 37
            -------------------------------------------------
   10.3     Indemnification and Payment of Damages by Sellers -- Environmental
            -------------------------------------------------
                  Matters.................................................... 37
                  -------
  10.4     Indemnification and Payment of Damages by Buyer................... 38
           -----------------------------------------------

  10.5     Time Limitations..................................................38
           ----------------
  10.6     Limitations on Amount -- Sellers..................................38
           --------------------------------
  10.7     Limitations on Amount -- Buyer....................................38
           ------------------------------
  10.8     Right of Set-Off..................................................39
           ----------------
  10.9     Procedure for Indemnification -- Third Party Claims...............39
           ---------------------------------------------------
  10.10    Procedure for Indemnification -- Other Claims.....................40
           ---------------------------------------------
  10.11    Arbitration.......................................................41
           -----------

   11.      GENERAL PROVISIONS............................................... 41
     11.1     Section 338(h)(10) Election.................................... 41
              ---------------------------
     11.2     Section 1362(e)(3) Election.................................... 42
              ---------------------------
     11.3     Expenses....................................................... 42
              --------
     11.4     Public Announcements........................................... 42
              --------------------
     11.5     Confidentiality................................................ 42
              ---------------
     11.6     Notices........................................................ 43
              -------
     11.7     Jurisdiction; Service of Process............................... 44
              --------------------------------
     11.8     Further Assurances............................................. 44
              ------------------
     11.9     Waiver......................................................... 44
              ------
     11.10    Entire Agreement and Modification.............................. 44
              ---------------------------------
     11.11    Disclosure Schedule............................................ 45
              -------------------
     11.12    Assignments, Successors, and No Third-Party Rights............. 45
              --------------------------------------------------
     11.13    Severability................................................... 45
              ------------
     11.14    Section Headings; Construction................................. 45
              ------------------------------
     11.15    Time of Essence................................................ 46
              ---------------
     11.16    Governing Law.................................................. 46
              -------------
     11.17    Counterparts................................................... 46
              ------------
     11.18    Capacity, Authority and Responsibility of Trustees............. 46
              --------------------------------------------------
     11.19    Leases......................................................... 46
              ------

                                                     EXHIBITS


Exhibit 1            -        Sellers
Exhibit 2.4(a)(ii)   -        Earnout Agreement
Exhibit 2.4(a)(iii)  -        Employment Agreement
Exhibit 2.4(a)(iv)   -        Noncompetition Agreements
Exhibit 2.4(a)(vi)   -        Opinion of Seyburn, Kahn, Bess, Deitch and Serlin
Exhibit 2.4(b)       -        Bonuses by the Acquired Companies
Exhibit 2.4(b)(i)    -        Allocation
Exhibit 2.4(b)(ii)   -        Promissory Notes
Exhibit 2.4(b)(vi)   -        Opinion of Powell, Goldstein, Frazer & Murphy

                                             STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made as of May 23, 1996, by Shaw Industries, Inc., a Georgia corporation ("Buyer"), and those entities listed on Exhibit 1 hereto (collectively, "Sellers").

                                                     RECITALS

         Sellers desire to sell, and Buyer desires to purchase, (i) all of the issued and outstanding shares of capital stock of New York Carpet World, Inc., (the "Company"), and (ii) except as owned by the Company, all of the issued and outstanding shares of capital stock of Askin Carpet Company, New York Carpet World of Lansing, Inc., New York Carpet World of Monroe, Inc., New York Carpet World of Mount Clemens, Inc., New York Carpet World of Port Huron, Inc., New Age Carpet and Upholstery Cleaner, Inc., and K. L. Mack Measuring Company, (collectively, the "Subsidiaries") and all of issued and outstanding shares of capital stock of New York Carpet World of Florida, Inc., New York Carpet World of St. Louis, Inc., New York Carpet World Franchising, Inc., New York Carpet World of New England, Inc., and New York Commercial Flooring Systems, (collectively, "Affiliates"), for the consideration and on the terms set forth in this Agreement.

                                                     AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Acquired Companies" -- the Company, the Affiliates and the Subsidiaries, collectively.

         "Affiliates" -- shall mean those certain corporations under common control with the Company, each of which is listed in the Recitals hereto.

         "Applicable Contract" -- any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

         "Balance Sheet" -- as defined in Section 3.4.

         "Buyer" -- as defined in the first paragraph of this Agreement.

         "Closing" -- as defined in Section 2.3.

         "Closing Date" -- the date and time as of which the Closing actually takes place.

         "Company" -- as defined in the Recitals of this Agreement.

         "Company Plan" -- as defined in Section 3.13.

         "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including: (a) the sale of the Shares by Sellers to Buyer; (b) the execution, delivery, and performance of the Promissory Note, the Employment Agreements, the Noncompetition Agreements and the Earnout Agreement; (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

         "Contract"  --  any  agreement,  contract,   obligation,   promise,  or
undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Damages" -- as defined in Section 10.2.

         "Disclosure Schedule" -- the disclosure schedules delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         "Earnout Agreement" -- as defined in Section 2.4.

         "Employment Agreements" -- as defined in Section 2.4(a)(i).

         "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including fines, penalties, financial responsibility for cleanup costs, corrective action, removal, remedial actions and response actions, and any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law" -- any Legal Requirement that requires or relates to releases of pollutants or hazardous substances or materials or violations of discharge limits; preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles and trucks) currently or formerly owned or operated by any Acquired Company.

         "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

         "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" -- any federal, state, local, municipal, foreign, or other government; or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal).

         "Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Intellectual Property Assets" -- as defined in Section 3.22.

         "Interim Balance Sheet" -- as defined in Section 3.4.

         "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" -- the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a) such individual is actually aware of such fact or other matter; or

         (b) it could be expected that such fact or other matter would come to the attention of such individual in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as an inside director, officer with operating responsibility, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

         "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Noncompetition Agreements" -- as defined in Section 2.4(a)(iii).

         "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" -- any award, decision,  injunction,  judgment,  order, ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Promissory Notes" -- as defined in Section 2.4(b)(ii).

         "Purchase Price" -- as defined in Section 2.2.

         "Reasonable Efforts" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved expeditiously but without requiring that payment be made solely for the willingness of any third party to take or refrain from taking any voluntary action.

         "Related Person" -- with respect to a particular individual:

         (a)      each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Registration Statement" -- as defined in Section 6.3.

         "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Rule 145" -- as defined in Section 5.9.

         "SEC" -- the Securities and Exchange Commission.

         "Securities Act" -- the Securities Act of 1933 and regulations and rules issued pursuant to that Act.

         "Sellers" -- as defined in the first paragraph of this Agreement.

         "Shares" -- shall mean, except as owned by the Company, all of the issued and outstanding shares of capital stock, of any class or series, or other ownership (including partnership) interests of the Company, the Subsidiaries and the Affiliates.

         "Shaw Common Stock" -- shall mean the common capital stock of Buyer, no par value per share.

         "Subsidiary" -- shall mean each of the corporations which are majority owned by the Company listed in the recitals hereto.

         "Tax" -- shall mean all tax (including income tax, capital gains tax, value added tax, sales tax, property tax, gift tax, intangibles tax or estate tax), levy, assessment, tariff, duty (including customs duty), deficiency or other fee and any related charge or amount (including fine, penalty and interest) imposed, assessed or collected by or under the authority of any Governmental Body.

         "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.       SALE AND TRANSFER OF SHARES; CLOSING

         2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

         2.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares is the sum of (i) Seventy Million Dollars ($70,000,000) plus (ii) amounts payable under Section 2 of the Earnout Agreement. The Purchase Price shall be allocated by Sellers for federal income tax purposes in accordance with Exhibit
2.2. Buyer agrees that it will take no action with the IRS, or otherwise, to contravene or conflict with such allocation.

         2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Powell, Goldstein, Frazer & Murphy, at 10:00 a.m. (local time) on the later of (i) July 1, 1996, (ii) the date that is five business days following the termination of the applicable waiting period under the HSR Act, or (iii) at such other time and place as the parties may agree subject to the satisfaction of conditions precedent to the performance of the parties as contemplated by Articles 7 and 8 of this Agreement. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4      Closing Obligations.  At the Closing:

                  (a)      Sellers will deliver to Buyer:

     (i) certificates (or partnership assignments) representing the Shares, duly endorsed (or accompanied by duly executed stock powers);

     (ii) an Earnout Agreement in the form of Exhibit 2.4(a)(ii) executed by Sellers (the "Earnout Agreement");

     (iii) an employment agreement in the form of Exhibit 2.4(a)(iii), executed by B (the "Employment Agreements");

     (iv) a noncompetition agreement in the form of Exhibit 2.4(a)(iv), executed by each Seller (collectively, the "Noncompetition Agreements");

                           (v) a  certificate  executed by Sellers  representing
                  and warranting to Buyer that except as otherwise stated in such certificate, each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

     (vi) an opinion of Seyburn, Kahn, Bess, Deitch & Serlin dated the Closing Date, in the form of Exhibit 2.4(a)(vi); and

                  (b)      Buyer will deliver to Sellers:

                           (i) an aggregate of Thirty-Five Million Dollars ($35,000,000) less (A) amounts to be paid as bonuses by the Acquired Companies as set forth on Exhibit 2.4(b) hereof and
                  (B) the cash surrender value of any life insurance policies held by the Acquired Companies and transferred to Sellers or other third party prior to the Closing, by bank cashier's or certified check payable to the order of Sellers or by wire transfer to accounts specified by Sellers in the allocation set forth in Exhibit 2.4(b)(i) hereof;

                           (ii) promissory notes payable to Sellers  aggregating
                  the principal amount of Thirty-Five Million Dollars ($35,000,000) allocated among the Sellers as set forth in
                  Exhibit 2.4(b)(i) in the form of Exhibit 2.4(b)(ii) (the "Promissory Notes");

                         (iii)    the Earnout Agreement duly executed by Buyer;

                           (iv) a  certificate  executed  by Buyer to the effect
                  that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                (v)      the Employment Agreement, executed by the Company; and

                           (vi) the opinion of Powell, Goldstein, Frazer & Murphy, dated as of the Closing Date, in the form of Exhibit 2.4(b)(vi).

         2.5 Stock Election. The Sellers, by written notice to Buyer given no later than January 5, 1997, may unanimously elect to receive, as payment of the Promissory Notes, shares of Shaw Common Stock valued for this purpose at $14.00 per share (appropriately adjusted for any subsequent stock split, reverse stock split or common stock dividend effected or declared by Buyer) (the "Stock Value"). Each Seller may make this election (i) with respect to the aggregate payment owed to such Seller or (ii) in a combination of cash and shares of Shaw Common Stock, provided that any partial exercise of the rights shall be in increments of 100,000 shares of Shaw Common Stock. In the event of such an election, Shaw shall deliver to each Seller a stock certificate representing the number of whole shares of Shaw Common Stock for which the Seller has made an election and the balance shall be paid to Sellers by check.

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers jointly and severally represent and warrant to Buyer as follows:

         3.1      Organization and Good Standing.

                  (a) Part 3.1 of the Disclosure Schedule contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation or organization and other jurisdictions in which it is authorized to do business. Each Acquired Company is a corporation or partnership duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, with full corporate (or other) power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation or partnership and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

 (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

         3.2      Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Earnout Agreement, the Employment Agreements, and the Noncompetition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

                  (b) Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

                           (ii) contravene, conflict with, or result in a violation of, or, to Sellers' Knowledge, give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any outstanding Legal Requirement or any outstanding Order to which any Acquired Company or any Seller, or any of the assets owned or used by any Acquired Company, are subject;

                           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or, to Sellers' Knowledge, give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

     (iv) to the Knowledge of the Sellers, cause any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

                           (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

         Except as set forth in Part 3.2 of the Disclosure Schedule, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (c) Sellers are acquiring the Promissory Notes for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         3.3 Capitalization. The authorized equity securities of the Company consist of 2,500 shares of common stock, par value $100 per share, of which 600 shares of Class A (voting) Common Stock and 1,140 shares of Class B (nonvoting) Common Stock are issued and outstanding and constitute the Shares of the Company and are held as set forth in Part 3.3 of the Disclosure Schedule. The Shares of the Subsidiaries and Affiliates constitute all of the issued and outstanding capital stock of such entities and are held as set forth on Part 3.3 of the Disclosure Schedule. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. With the exception of the Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal
Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

     3.4 Financial Statements. Sellers have delivered to Buyer: (a) audited consolidated balance sheets of the Acquired Companies (other than K. L. Mack Measuring Company, New Age Carpet & Upholstery Cleaner, Inc., Askin Carpet Co., Inc., and New York Commercial Flooring Systems (f/k/a Leader Carpet) (collectively the "Minor Companies") as at December 31 in each of the years 1993 through 1994, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of BDO Seidman LLP, independent auditors, (b) an audited consolidated balance sheet of the Acquired Companies (other than the Minor Companies) as at December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of BDO Seidman LLP, independent certified public accountants, and (c) an unaudited consolidated balance sheet of the Acquired Companies (other than the

Minor Companies) as at March 31, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended, certified as correct by the chief financial officer of the Sellers, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies (other than the Minor Companies) as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to limitations resulting from the preparation of such statements based on the gross profit method, the lack of a physical inventory and normal recurring year-end adjustments (the effect of which adjustments will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved subject to the limitations with respect to interim statements noted above. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company. The tax returns of the Minor Companies provided to Buyer accurately reflect the assets, liabilities and taxable income of the Minor Companies for the periods indicated in such returns.

         3.5 Books and Records. The stock record books are complete and correct. The other books of account and other records (other than minute books) of the Acquired Companies are complete and correct in all material respects and all such records have been maintained in accordance with sound business practices in the Sellers' reasonable judgment and the material requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (without regard to the fact that the Acquired Companies are not subject to that Section), including the maintenance of an adequate system of internal controls. Except for omissions which would not result in a material adverse effect on the Acquired Companies, the minute books of the Acquired Companies contain materially accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

         3.6      Title to Properties; Encumbrances.

(a) The Acquired Companies do not own, and hold no legal or beneficial title to, any real property.

                  (b) Part 3.6 of the Disclosure Schedule contains a list of all leasehold interests (whether an estate for years, usufruct or other leasehold interest) held by any Acquired Company which constitutes all the real estate properties purported to be occupied or held by the Acquired Companies or reflected in the books and records of the Acquired Companies, including all such properties reflected in the Balance Sheet and the Interim Balance Sheet (except for leasehold interests sold or disposed of in the Ordinary Course of Business since the date of the Interim Balance Sheet).

                  (c) Part 3.6 of the Disclosure Schedule contains a list of all material items of tangible personal property constituting fixed assets and leasehold improvements and as set forth on the fixed asset schedule of the Acquired Companies.

                  (d) The Acquired Companies have good title to the owned assets and lessee's interest to the leasehold interests described in paragraphs (a),
(b) and (c) above, except (i) security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) liens for current taxes not yet due, which an Acquired Company is obligated to pay, (iv) nonmaterial Encumbrances which are not substantial in amount, do not materially detract from the value or do not impair the use of the property subject thereto, or do not impair the operations of any Acquired Company, and (v) as set forth on
Part 3.6 of the Disclosure Schedule.

         3.7 Condition and Sufficiency of Assets. The buildings, facilities, structures, and equipment of the Acquired Companies are in reasonable operating condition and repair for the conduct of the business of the Acquired Companies, consistent with past practice and industry standards, except that no representation or warranty is made with respect to the condition of any roofs of the Acquired Companies. To the Knowledge of the Sellers, none of such buildings, facilities, structures, or equipment is in need of material maintenance or repairs.

         3.8 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Part 3.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable. Nothing contained herein shall be construed to constitute a guaranty of collectibility.

     3.9 Inventory. All inventories of the Acquired Companies not written off have been priced at the lower of cost or market.

         3.10 No Undisclosed Liabilities. Except as set forth or cross-referenced in Part 3.10 of the Disclosure Schedule, the Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.11     Taxes.

                  (a) Part 3.11 of the Disclosure Schedule contains copies of the letters from the Internal Revenue Service acknowledging receipt and acceptance of each acquired Company that has elected to be taxed in accordance with the provisions of Subchapter S of the IRC.

                  (b) The Acquired Companies have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of, and Part 3.11 of the Disclosure Schedule contains a list of, all such Tax Returns relating to income or franchise taxes filed since December 31, 1991. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or any Acquired Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                  (c) The United States federal and state income Tax Returns of each Acquired Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1989. Part 3.11 of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a description of the nature and outcome of each audit. Except as described in Part 3.11 of the Disclosure Schedule, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet.

                  (d) No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (e) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

     3.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, working capital or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change, taking into consideration the fact that the Interim Balance Sheet and the related unaudited consolidated statements of income, changes in stockholders equity and cash flow included therein reflect a loss for the period of January 1, 1996 to March 31, 1996.

         3.13     Employee Benefits.

                  (a) Except as disclosed on Part 3.13 of the Disclosure Schedule, no other corporation, trade, business, or other entity, other than the Acquired Companies, would, together with the Acquired Companies, now or in the past constitute a single employer within the meaning of Section 414 of the IRC. The Acquired Companies and any other entities which now or in the past constitute a single employer within the meaning of IRC Section 414 are hereinafter collectively referred to as the "Company Group."

                  (b) Part 3.13(b) of the Disclosure Schedule contains a true and complete list of all the following agreements or plans which are presently in effect or which have previously been in effect and which cover employees of any member of the Company Group ("Employees"), and indicating, with respect to each, the plans for which the Company or any of its Subsidiaries maintain or contribute to on behalf of their employees:

                           (i) Any  employee  benefit plan as defined in Section
                  3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any trust or other funding agency created thereunder, or under which any member of the Company Group, with respect to Employees, has any outstanding, present, or future obligation or liability, or under which any Employee or former Employee has any present or future right to benefits which are covered by ERISA; or

                           (ii) Any other pension,  profit sharing,  retirement,
                  deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Company Group maintains or to which any member of the Company Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

                  The plans, programs, policies, or arrangements described in subparagraph (i) or (ii) above are hereinafter collectively referred to as the "Company Plans." Sellers have delivered to Buyer true and complete copies of all written plan documents and contracts evidencing the Company Plans, as they may have been amended to the date hereof, together with (A) all documents, including without limitation, Forms 5500, relating to any Company Plans required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years; (B) attorney's response to an auditor's request for information for each of the three most recently completed plan years; and (C) financial statements and actuarial reports, if any, for each Company Plan for the three most recently completed plan years.

                  (c) Except as to those plans identified on Part 3.13(c) of the Disclosure Schedule as tax-qualified Company Plans (the "Company Qualified
Plans"), no member of the Company Group maintains or to Sellers' Knowledge previously maintained a Company Plan which meets or was intended to meet the requirements of IRC Section 401(a). The Internal Revenue Service has issued favorable determination letters to the effect that each Company Qualified Plan presently in effect qualifies under IRC Section 401(a) and that any related trust is exempt from taxation under IRC Section 501(a), and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Company Qualified Plan presently in effect have been delivered to Purchaser. Except as disclosed on Part 3.13(c) of the Disclosure Schedule, no Company Qualified Plan presently in effect has been amended since the issuance of each respective determination letter. The Company Qualified Plans currently comply in form with the requirements under IRC Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. No issue concerning qualification of the Company Qualified Plans is pending before or is threatened by the Internal Revenue Service. The Company Qualified Plans presently in effect have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Company Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of IRC Section 401(a). No member of the Company Group or, to Sellers' Knowledge, any fiduciary of any Company Qualified Plan has done anything that would adversely affect the qualified status of the Company Qualified Plans or the related trusts. Any Company Qualified Plan which is required to satisfy IRC
Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, IRC Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the Closing Date.

                  (d) To Sellers' Knowledge, each member of the Company Group is in compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law.

                  (e) Except as expressly identified on Part 3.13(e) of the Disclosure Schedule, no termination or partial termination of any Company Qualified Plan has occurred nor has a notice of intent to terminate any Company Qualified Plan been issued by a member of the Company Group.

                  (f) No member of the Company Group maintains or has maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2) that is or was subject to Title IV of ERISA.

                  (g) Except as listed in Part 3.13(g) of the Disclosure Schedule, to Sellers' Knowledge, any Company Plan can be terminated on or prior to the Closing Date without liability to any member of the Company Group or Purchaser, including without limitation, any additional contributions, penalties, premiums, fees or any other charges as a result of the termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Balance Sheet.

                  (h) To Sellers' Knowledge, each member of the Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each of the Company Plans and in accordance with applicable laws to be paid as a contribution to each Company Plan.

                  (i) No member of the Company Group has any past, present or future obligation or liability to contribute or has contributed to any multiemployer plan as defined in ERISA Section 3(37).

                  (j) No member of the Company Group nor to Sellers' Knowledge, any other "disqualified person" or "party in interest" (as defined in IRC
Section 4975 and ERISA Section 3(14), respectively) with respect to the Company Plans, has engaged in any "prohibited transaction" (as defined in IRC Section 4975 or ERISA Section 406). All members of the Company Group and to Sellers' Knowledge, all "fiduciaries" (as defined in ERISA Section 3(21)) with respect to the Company Plans, including any members of the Company Group which are fiduciaries as to a Company Plan, have complied in all respects with the requirements of ERISA Section 404. To Sellers' Knowledge, no member of the Company Group and no party in interest or disqualified person with respect to the Company Plans has taken or omitted any action which could lead to the imposition of an excise tax under the IRC or a fine under ERISA.

                  (k) To Sellers' Knowledge, each member of the Company Group has complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

                  (l) To Sellers' Knowledge, except as disclosed on Part 3.13(l) of the Disclosure Schedule, no member of the Company Group has made or is obligated to make any nondeductible contributions to any Company Plan.

                  (m) To Sellers' Knowledge, no member of the Company Group is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in IRC Section 280G(b) (determined without regard to IRC Section 280G(b)(2)(A)(ii)).

                  (n) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Company Plan, any trust or other funding agency created thereunder, or to Sellers' Knowledge against any fiduciary of any Company Plan or against the assets of any Company Plan.

                  (o) To Sellers' Knowledge, the consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Company Plan because of an acceleration or increase of any of the rights or benefits to which Employees may be entitled thereunder.

                  (p) To Sellers' Knowledge, except for deferred compensation owed to current employees properly accrued on the Balance Sheet and Interim Balance Sheet, no member of the Company Group has any obligation to any retired or former employee or any current employee of the Company and Subsidiaries upon retirement or termination of employment under any Company Plan.

                  (q) Since December 31, 1995, no member of the Company Group has (i) increased the rate of compensation payable or to become payable to any of the employees of the Company and its Subsidiaries, other than in the normal course of business and consistent with past practice; (ii) made any commitment or incurred any liability to any labor union; (iii) paid or agreed to pay any bonuses or severance pay not properly accrued on the Balance Sheet or the Interim Balance Sheet; (iv) increased any benefits or rights under any Company Plan; and (v) adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Company Plan.

         3.14     Compliance with Legal Requirements; Governmental
Authorizations.

              (a) Except as set forth in Part 3.14 of the Disclosure Schedule:

                           (i) each Acquired  Company is, and at all times since
                  January 1, 1993 has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) to Sellers' Knowledge,  no event has occurred or
                  circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) no Acquired  Company has received,  at any time
                  since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Part 3.14 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure
Schedule:

                           (i) To Sellers' Knowledge,  each Acquired Company is,
                  and at all times since January 1, 1993 has been, in compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part
                  3.14 of the Disclosure Schedule;

                           (ii) to Sellers' Knowledge,  no event has occurred or
                  circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Schedule;

                           (iii) no Acquired  Company has received,  at any time
                  since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) to the Knowledge of the Acquired Companies,  all
                  applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental  Authorizations  listed in Part 3.14 of the Disclosure
Schedule  collectively   constitute  all  of  the  Governmental   Authorizations
necessary to permit the Acquired

Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

         3.15     Legal Proceedings; Orders.

                  (a) Except as set forth in Part 3.15 of the Disclosure Schedule and except for claims (i) pending in small claims or similar courts having jurisdiction over disputes involving immaterial amounts, (ii) minor personal injury or property damage claims fully covered by insurance (except for any deductible) or (iii) similar items for which the aggregate financial exposure of the Acquired Companies is less than $10,000 individually and $100,000 in the aggregate, there is no pending Proceeding:

     (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

                           (ii) that challenges,  or that may have the effect of
                  preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To Sellers' Knowledge, (1) no such Proceeding has been Threatened,  and
(2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Schedule. The Proceedings will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

        (b)      Except as set forth in Part 3.15 of the Disclosure Schedule:

     (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

     (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                           (iii) to Sellers'  Knowledge,  no officer,  director,
                  agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

         3.16 Absence of Certain Changes and Events. Except as set forth in Part
3.16 of the Disclosure Schedule, since December 31, 1995, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                  (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of any Acquired Company;

                  (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                  (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $50,000 except as set forth in Schedule 3.17(a);

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company;

     (h) cancellation for less than adequate consideration or waiver of any material claims or rights;

     (i) change in the accounting methods used by any Acquired Company; or

     (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         3.17     Contracts; No Defaults.

                  (a) Part 3.17(a) of the Disclosure Schedule contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

                           (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000;

                           (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

                           (iii) each  Applicable  Contract that was not entered
                  into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $50,000;

                           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

                           (v) each  licensing  agreement  or  other  Applicable
                  Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

     (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                           (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                           (viii) each Applicable Contract containing  covenants
                  that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                           (ix) each Applicable  Contract providing for payments
                  to or by any Person based on sales, purchases, or profits, other than direct payments for goods and bonus arrangement for employees;

     (x) each power of attorney that is currently effective and outstanding;

     (xi) each Applicable Contract for capital expenditures in excess of $50,000; and

                           (xii) each  written  guaranty of the  performance  of
                  third parties and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business.

                  (b) Except as set forth in Part 3.17(b) of the Disclosure Schedule, no Seller (and no Related Person of any Seller) has or may acquire any rights under, or has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company.

                  (c) Except as set forth in Part 3.17(c) of the Disclosure Schedule, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Schedule is in full force and effect and, to the Knowledge of the Acquired Companies is valid and enforceable in accordance with its terms.

     (d) Except as set forth in Part 3.17(d) of the Disclosure Schedule:

                           (i) each Acquired  Company is, and at all times since
                  December 31, 1994, has been, in compliance with all applicable terms and requirements of each Contract constituting a lease of real property and, to Sellers' Knowledge, each other
                  Contract under which such Acquired Company has or had any obligation or liability;

                           (ii) to Sellers' Knowledge,  no event has occurred or
                  circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                           (iii) no  Acquired  Company  has given to or received
                  from any other Person, at any time since December 31, 1994, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and to the Knowledge of Sellers and the Acquired Companies no such Person has made written demand for such renegotiation.

         3.18     Insurance.

                  (a) Sellers have delivered to Buyer true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or, with respect to directors or officers liability insurance, any director of any Acquired Company, is or has been covered at any time since January, 1993.

                  (b)      Part 3.18(b) of the Disclosure Schedule describes:

     (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder; and

     (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company.

                  (c) Part 3.18(c) of the Disclosure Schedule sets forth, by year, for the current policy year and each of the three preceding policy years:

     (i) a summary of the loss experience under each policy;

     (ii) a statement describing each claim under an insurance policy for an amount in excess of $50,000; and

                           (iii) a statement  describing the loss experience for
                  all claims that were self-insured, including the number and aggregate cost of such claims.

     (d) Except as set forth on Part 3.18(d) of the Disclosure Schedule:

                           (i) All policies to which any  Acquired  Company is a
                  party or that provide coverage to either Seller, any Acquired Company, or any director or officer of an Acquired Company

                            (A)     are valid, outstanding, and enforceable;

             (B)     to Sellers' Knowledge, are issued by an insurer that is
                           financially sound and reputable; and

                                    (C) do not  provide  for  any  retrospective
                           premium   adjustment   or   other   experienced-based
                           liability on the part of any Acquired Company.

                           (ii) No Seller or Acquired  Company has  received (A)
                  any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Acquired  Companies  have paid all premiums
                  due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

     (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

     3.19 Environmental Matters. Except as set forth in part 3.19 of the Disclosure Schedule:

                  (a) Each Acquired Company is, and at all times has been, in material compliance with, and has not been and is not in material violation of or liable under, any Environmental Law. No Seller or Acquired Company has received any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets.

                  (b) There are no pending or, to the Knowledge of Sellers, Threatened claims resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets in which any Acquired Company has or had an interest.

                  (c) No Seller has Knowledge of any basis to expect obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets.

                  (d) To Sellers' Knowledge, no Acquired Company or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which Sellers or any Acquired Company (or any predecessor), has or had an interest.

                  (e) To Sellers' Knowledge, there are no Hazardous Materials present on or in the Environment at the Facilities except in full compliance with all applicable Environmental Laws.

                  (f) To Sellers' Knowledge, there has been no Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets in which Sellers or any Acquired Company has or had an interest.

                  (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.20     Employees.

                  (a) Part 3.20 of the Disclosure Schedule contains a list of the following information for each full-time, part-time or temporary employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; date of birth; current employment status and current compensation. Part 3.20 of the Disclosure Schedule also contains a list of all written contracts of employment to which any Acquired Company is a party, except for contracts which can be terminated without liability upon not more than thirty (30) days notice.

                  (b) No Seller or, to Sellers' Knowledge, no key employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

                  (c) Part 3.20 of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.21 Labor Relations; Compliance. No Acquired Company has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting any Acquired Company relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements, or for any other legal requirement relating to the employer-employee relationship.

                  Part 3.21 of the Disclosure Schedule contains a complete list of employment-related lawsuits and/or governmental administrative proceedings to which any Acquired Company has been or is currently a party. This list includes any employment-related disputes brought under any applicable federal, state or local laws, as well as all administrative actions including, but not limited to, those proceedings before the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Agency and the Department of Labor, and any state counterparts to such agencies.

         3.22     Intellectual Property.

     (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

     (i)  the  Company's  name,  all  fictional  business  names,  trade  names,
registered  and  unregistered   trademarks,   service  marks,  and  applications
(collectively, "Marks");

     (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

     (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

                           (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

     (b) Agreements--Part 3.22(b) of the Disclosure Schedule includes any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property
                                                      -27-

Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for licenses for commonly available software programs under which an Acquired Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                  (c)      Know-How Necessary for the Business

                           To  Sellers'  Knowledge,  the  Intellectual  Property
                  Assets are all those necessary and material for the operation of the Acquired Companies' businesses as they are currently conducted. To Sellers' Knowledge, one or more of the Acquired Companies is the owner or licensee of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party (except royalties in commercially reasonable amounts) all of the Intellectual Property Assets.

                  (d)      Patents

                           No Acquired Company owns any Patents.

                  (e)      Trademarks

                           (i) Part 3.22(e) of the Disclosure  Schedule contains
                  a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner or licensee of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

     (ii) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                           (iii) No Mark is infringed or, to Sellers' Knowledge,
                  has been challenged or threatened in any way. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (f)      Copyrights

                           (i) Part 3.22(f) of the Disclosure  Schedule contains
                  a complete and accurate list and summary description of all Copyrights. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) No Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                           (iii) All works  encompassed by the  Copyrights  have
                  been marked with the proper copyright notice.

                  (g)      Trade Secrets

                           (i) Sellers and the Acquired Companies have taken all
                  reasonable     precautions    to    protect    the    secrecy,
                  confidentiality, and value of their Trade Secrets.

                           (ii) One or more of the Acquired  Companies  has good
                  title and an absolute right to use the Trade Secrets. To Sellers' Knowledge, the Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies.

         3.23 Certain Payments. No Seller and, to Sellers' Knowledge, no Acquired Company or other director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to improperly obtain favorable treatment in securing business, (ii) to improperly pay for favorable treatment for business secured, (iii) to improperly obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company, or (iv) in violation of any Legal Requirement in each case the existence of which would have a material adverse effect on the Acquired Companies, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

         3.24     Disclosure.

                  (a) To Sellers' Knowledge, no representation or warranty of Sellers in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) There is no fact known to Sellers that has specific application to Sellers or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Schedule.

         3.25  Relationships  with Related Persons.  Except as set forth in Part
3.25 of the Disclosure Schedule, no Seller or any Related Person of Sellers or of any Acquired Company has, or since 1993 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of any Acquired Company is, or since 1993 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than two percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Disclosure Schedule, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

         3.26 Brokers or Finders. Neither Sellers nor any Acquired Company has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

     4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia.

         4.2      Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Earnout Agreement and the Promissory Notes (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

     (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any
                                                      -30-

Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

     (i) any provision of Buyer's Organizational Documents;

     (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

     (iii) any Legal Requirement or Order to which Buyer may be subject other than pursuant to the HSR Act; or

     (iv) any material Contract to which Buyer is a party or by which Buyer may be bound.

         Except pursuant to the HSR Act, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

     4.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     4.5 Disclosure. To Buyer's Knowledge, no representation or warranty of the Buyer in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         4.6 Capitalization and Shares of Shaw Common Stock. The authorized and issued equity securities of Buyer are as set forth in the 10-K of Buyer with respect to the period ended December 31, 1995 a copy of which, together with the annual report of the Buyer, has been delivered to Sellers. The shares of Shaw Common Stock to be issued to Sellers under this Agreement have been duly authorized and, when and if issued, will be validly issued and fully paid and nonassessable.

         4.7 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE

         5.1 Access and Investigation. Subject to the provisions of Articles 7, 8 and 9 of this Agreement which govern the parties' rights and obligations regarding closing or termination, between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives (collectively, "Buyer's advisors") full and free access to each Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

         5.2 Operation of the Businesses of the Acquired Companies. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

     (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

                  (b) use their Reasonable Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

     (c) confer with Buyer concerning material matters regarding the operation of the business of the Acquired Company; and

                  (d)  otherwise   report  as  reasonably   requested  by  Buyer
concerning the status of the business, operations, and finances of such Acquired Company.

         5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents referenced in Section 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR
Act).

         5.5 Notification. Between the date of this Agreement and the Closing Date, each party hereto will promptly notify Buyer in writing if such party becomes aware of any fact or condition that causes or constitutes a breach of any of such party's representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each party will promptly notify Buyer of the occurrence of any breach by such party of any covenant or of the occurrence of any event that such party is aware may make the satisfaction of the conditions in Sections 7 or 8 impossible or unlikely.

         5.6 Indebtedness of Related Persons. Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of a Seller, to be paid in full prior to or simultaneous with Closing. All indebtedness of any Acquired Company to any Seller shall be contributed to the capital of such corporation prior to the Closing. No debt between the Acquired Companies need be paid pursuant to this
Section 5.6.

         5.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

     5.8 Reasonable Efforts. Between the date of this Agreement and the Closing Date, Sellers will use their Reasonable Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         5.9  Resale  of  Shaw  Common  Stock.   Each  of  the  Sellers   hereby
acknowledges that he or she may be deemed an "affiliate" of the Acquired Companies within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act (although nothing contained herein should be construed as an admission of such fact) and that, if in fact such Seller were an affiliate of the Acquired Companies under the Securities Act, his or her ability to sell, assign or transfer the shares of Shaw Common Stock received in exchange for any Shares pursuant to Section 2.5 hereof may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration, such as that provided by Rules 144 and 145(d) promulgated under the Securities Act, is available.

         Each of the Sellers hereby covenants that he or she will not sell, assign or transfer any of the shares of Shaw Common Stock received in exchange for Shares pursuant to Section 2.5 hereof except (i) pursuant to an effective Registration Statement under the Securities Act, (ii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Buyer, is not required to be registered under the Securities Act.

         Each of the Sellers understands that Buyer may instruct its transfer agent to withhold the transfer of any shares of Shaw Common Stock, but that upon receipt of such opinion, the transfer agent will effect the transfer of the shares indicated as disposed of in such opinion. Each of the Sellers acknowledges that appropriate legends will be placed on certificates representing shares of Shaw Common Stock received pursuant to Section 2.5 hereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Buyer from independent counsel reasonably satisfactory to Buyer to the effect that such legends are no longer required for purposes of the Securities Act.

         5.10 Estoppels. Sellers shall obtain estoppel certificates from affiliated landlords and use Reasonable Efforts to obtain estoppel certificates from other landlords of the properties of the Acquired Companies, in each case in form reasonably satisfactory to the parties hereto, it being understood, however, that Sellers shall have no liability to Buyer whatsoever in the event that they are not able to obtain such estoppels from the Acquired Companies' unaffiliated Landlords.

         5.11 Minor Shareholders. Sellers shall purchase all of the outstanding Shares of any of the Acquired Companies from the holders thereof (other than Sellers) prior to the Closing, and such holders shall have no further claim, right or cause of action against the Acquired Companies with respect to such Shares. Alternatively, if Seller is prevented from purchasing all of the Shares in any of the Acquired Companies, then, and in that event, Buyer agrees to acquire the assets or take such other action of the affected company or companies provided that the economic and tax effect of the change in structure is materially equivalent to Buyer. In such event, the parties shall make all reasonable modifications as they mutually determine to be necessary and appropriate to facilitate the foregoing.

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Schedule; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     6.2 Reasonable Efforts. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Reasonable Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.3 Registration of Shaw Common Stock. Buyer will prepare and file with the SEC as promptly as practicable a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act covering the maximum number of shares of Shaw Common Stock that may be issued to the Sellers pursuant to
Section  2.5 hereof  and will use  Reasonable  Efforts to have the  Registration
Statement declared effective by the SEC as promptly as practicable and to maintain the Registration Statement in effect until the issuance of shares of Shaw Common Stock to Sellers upon the exercise Stock Elections, if any, pursuant to Section 2.5 hereof.

         6.4 Repayment of Acquired Companies' Loans From Financial Institutions. At the Closing, Buyer shall cause to be paid all working capital loans from Michigan National Bank and any other financial institution loaning funds to the Acquired Companies, which as of the date hereof aggregated less than $10,000,000.00. Simultaneously, Buyer and the Company (or the Acquired
Companies, as the case may be) shall make and enter into all necessary agreements in order to establish a credit facility to replace the company existing Michigan National Bank facility.

7.       CONDITION PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject only to the satisfaction, at or prior to the Closing, of the following condition (which may be waived by Buyer, in whole or in part):

         7.1 Governmental Approvals. The Legal Requirements imposed under the HSR Act shall have been fulfilled and no Proceeding shall have been instituted by a Governmental Authority to restrain or enjoin the consummation of the Contemplated Transactions.

8.       CONDITION PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of the following condition (which may be waived by Sellers, in whole or in part):

         8.1 Governmental Approvals. The Legal Requirements imposed under the HSR Act shall have been fulfilled and no Proceeding shall have been instituted by a Governmental Authority to restrain or enjoin the consummation of the Contemplated Transactions.

9.       TERMINATION

     9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) (i) by Buyer if the condition in Section 7 has not been satisfied as of the Closing Date and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if the condition in Section 8 has not been satisfied of the Closing Date and Sellers have not waived such condition on or before the Closing Date;

                  (b)      by mutual consent of Buyer and Sellers; or

                  (c) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 30, 1996, or such later date as the parties may agree upon.

         9.2 Effect of Termination.  If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the material breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's material failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         9.3 Breakup Fee. In the event this Agreement is not closed because of the breach of an obligation of Sellers or Buyer to close the Contemplated Transactions then the Sellers, in the case of a breach by Sellers, or Buyer, in the case of a breach by Buyer, shall pay to the nonbreaching party the sum of $10 million immediately upon demand therefor.

10.      INDEMNIFICATION; REMEDIES

         10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation, or as a result of the closing of the Contemplated Transactions notwithstanding the breach of such representation, warranty, covenant or obligation of a party hereunder. In all cases, the representations and warranties made herein are subject to the disclosures on the schedules to which such representations and warranties relate.

         10.2 Indemnification and Payment of Damages by Sellers. Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental or consequential damage), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Sellers in this Agreement, the Disclosure Schedule or any other certificate or document delivered by Sellers pursuant to this Agreement; or

     (b) any breach by any Seller of any covenant or obligation of such Seller in this Agreement;

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this Section 10.2 will not be exclusive of or limit any equitable remedies (including, without limitation, specific performance or injunctive relief) that may be available to Buyer or the other Indemnified Persons.

         10.3 Indemnification and Payment of Damages by Sellers -- Environmental Matters. In addition to the provisions of Section 10.2, and subject to the provisions of Section 10.6 hereof, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Companies, and the other Indemnified Persons an amount equal to fifty (50%) percent of any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or any Acquired Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Sellers or any Acquired Company or by any other Person for whose conduct they are or may be held responsible.

         10.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         10.5 Time Limitations. If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13 (with respect to matters other than Tax matters) and 3.19, unless on or before two (2) years from the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to 3.11 and 3.13 (with respect to Tax matters) shall be made within the applicable statute of limitation for Tax matters; and a claim with respect to Section 3.3 or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before two (2) years from the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

         10.6 Limitations on Amount -- Sellers. Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in
Section 10.2 until the total of all Damages with respect to such matters exceeds $375,000, and then only for the amount by which such Damages exceed $375,000. However, this Section 10.6 will not apply to any intentional breach by any Seller of any covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to such breaches provided that any information set forth in the due diligence materials delivered by Sellers on or before the date hereof shall be deemed to be not "intentional" for purposes of this sentence.

         10.7 Limitations on Amount -- Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section
10.4 until the total of all Damages with respect to such matters exceeds $375,000, and then only for the amount by which such Damages exceed $375,000. However, this Section 10.7 will not apply any intentional breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such breaches.

         10.8     Right of Set-Off.

                  (a) Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under the Promissory Notes or Earnout Agreement. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes or the Earnout Agreement. Notwithstanding the foregoing sentence, in the event it is finally determined that Buyer has exercised its right of set-off in an amount in excess of that finally determined to be due and owing, Buyer shall reimburse Sellers for interest on the amount inappropriately withheld or set-off at an annual rate of 12% per annum. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                  (b) Sellers shall be entitled to notify Buyer of objections to any set-off made by Buyer, within ten days of notice of set-off, which objection notice shall specify in reasonable detail the basis for the objection and the amount of the set-off in dispute. The objection notice will commence the indemnification claim and dispute resolution procedures set forth in Section
10.10 and 10.11 below. In addition, Buyer shall place into escrow an amount equal to the set-off amount in dispute, with a clearing house bank having assets in excess of $1,000,000,000 located in the United States to be held by such bank as escrow agent pending the resolution of the dispute pursuant to the terms of an escrow agreement containing customary terms and conditions. Interest on amounts in the escrow shall be paid to Buyer, subject to Sellers' right to be paid interest for an inappropriate set-off as contemplated by paragraph (a) above. In the event that it is finally determined that Sellers have objected to a set-off, which objection is in an amount in excess of that finally determined to be due and owing, Sellers shall reimburse Buyer for interest on the amount inappropriately placed in escrow as a result of such objection at the rate of twelve (12%) percent per annum.

                  (c) During the period immediately following the delivery of an objection notice by Sellers to Buyer with respect to any set-off, the chief executive officer of Buyer and a representative of Sellers shall meet in an attempt to mediate such claim without the necessity of instituting an arbitration.

         10.9     Procedure for Indemnification -- Third Party Claims.

                  (a)  Promptly  after  receipt by an  indemnified  party  under
Section 10.2, 10.3 or 10.4, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and joint representation would be inappropriate or (ii) the claim involves Taxes and the Proceeding involves issues beyond or in addition to Tax issues with respect to the Acquired Companies (in which event positions taken on behalf of the Acquired Companies will be handled consistently with positions otherwise taken in such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, unless the indemnifying party shall, within forty-five days following the assumption of the defense of such Proceeding, notify the indemnified parties that its defense is afforded under a reservation of rights and the reasons therefor; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         10.10 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought. Prior to instituting any action to collect any such claim for indemnification, the chief executive officer of Buyer and a representative of Sellers shall meet in an attempt to mediate such claim without the necessity of instituting an arbitration. Unless otherwise reasonably necessary to fully protect a party's rights, no arbitration shall be instituted until the earlier of (i) thirty (30) days from the date of notice of the claim or (ii) the meeting of representatives described above.

         10.11    Arbitration.

                  (a) The dispute under this Article 10, including any dispute with respect to a setoff undertaken pursuant to Section 10.8 hereof, shall be settled by arbitration in Atlanta, Georgia, pursuant to the commercial arbitration rules of the American Arbitration Association. Subject to the provisions of Section 10.10, arbitration may be commenced at any time by either Buyer or Sellers giving written notice to the other that such dispute has been referred to arbitration under this Section 10.11. The arbitrator or arbitrators shall be selected by the joint agreement of Sellers and Buyer, but if they do not so agree within fifteen (15) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Either party may demand an expedited hearing for arbitration hereunder.

                  (b) Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared, provided, however, that in the opinion of the arbitrator the position taken by a party is unreasonable or clearly erroneous (including any position with respect to the exercise of the right of setoff under this Agreement) the arbitrator may assess, as part of the award, all or part of the arbitration expenses of the other party (including reasonable attorneys' fees) against a party making such unreasonable or clearly erroneous claim, defense or objection.

11.      GENERAL PROVISIONS

         11.1 Section 338(h)(10) Election. Buyer, the Sellers, and each of the Acquired Companies eligible to make such an election shall make an election in accordance with the provisions of Section 338(h)(10) of the IRC, and with any applicable provisions of state or local law, to treat the purchase of stock by Buyer as a purchase of assets for tax purposes. Buyer, Sellers, and each applicable Acquired Company shall execute at Closing the Corporate Qualified Stock Purchases forms (Internal Revenue Service Forms 8023-A), and any other such forms or documents required to effect the election under federal, state, or local tax law. Sellers will timely file each of the Forms 8023-A with the appropriate Internal Revenue Service Center(s) via certified mail, return receipt requested, and will provide Buyer with copies of the Forms as filed and the stamped certified mail receipts establishing proof of timely filing, and shall file any such other forms or documents in accordance with any instructions thereto. Buyer, Sellers, and each applicable Acquired Company shall execute and timely file any other forms, statements, or other documentation required to effect the election in the appropriate manner under federal, state, or local law. Buyer, Sellers, and each applicable Acquired Company shall provide each of the other parties hereto with evidence that such other form, statement, or other documentation has been timely filed in the appropriate manner.

         11.2 Section 1362(e)(3) Election. Buyer, Sellers, and each eligible Acquired Company agree to elect to have all items necessary in the determination of any income, expense, deduction, credit or other amount utilized in preparation of the federal (and, if applicable, state) tax returns of the Sellers, and any applicable Acquired Company for the "S Termination Year" (as that term is defined in IRC Section 1362(e)(4)) to be assigned to each such short taxable year in the "S Termination Year" under normal tax accounting rules in accordance with the provisions of IRC Section 1362(e)(3) and any applicable regulations thereunder. Buyer, Sellers, and each Acquired Company shall execute and timely file any forms, statements, or other documentation required to effect the election in the appropriate manner. Buyer, Sellers, and each Acquired Company shall provide each of the other parties hereto with evidence that such form, statement, or other documentation has been timely filed in the appropriate manner.

         11.3 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will pay the HSR Act filing fee. Sellers will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         11.4 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers may agree, provided that Buyer may make any public announcement which it reasonably believes is necessary to comply with any Legal Requirement. The parties will consult with and seek the consent of the others to the extent reasonably feasible under the circumstances with respect to any public announcement. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         11.5 Confidentiality. Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, any written information stamped "confidential" when originally furnished by another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         11.6 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Sellers:


         c/o Marvin Berlin
         23840 W. Eight Mile Road
         Southfield, Michigan  48034

Facsimile No.: (810) 353-0180

with a copy to:

Seyburn, Kahn, Ginn, Bess, Deitch and Serlin
2000 Town Center, Suite 1500
Southfield, Michigan  48075-1195
Attention: Bruce H. Seyburn, Esq.
Facsimile No.: (810) 353-3727

If to Shaw, to:

Shaw Industries, Inc.
P.O. Drawer 2128
Dalton, Georgia  30322-2128
Attention:        Bennie M. Laughter, Esq.
Telephone:        (706) 278-3812
Telecopier:       (706) 275-1442
with a copy to:

Powell, Goldstein, Frazer & Murphy
Sixteenth Floor
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:        Gabriel Dumitrescu, Esq.
Telephone:        (404) 572-6600
Telecopier:       (404) 572-6999

         11.7 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce an arbitration award rendered pursuant to Section 10.11 of this Agreement may be brought against any of the parties in the United States
District Court for the Northern District of Georgia, or the United States District Court for the Eastern District of Michigan or, if jurisdiction and venue is not proper in federal court, then the Superior Court of Fulton County, Georgia, or the Circuit Court of Oakland County, Michigan, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.8 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.9 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.10 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.11    Disclosure Schedule.

                  (a) The disclosures in the Disclosure Schedule relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  (c) No due diligence conducted by Buyer shall limit or be used as a defense by Sellers with respect to any claim of breach of a representation, warranty or covenant by Sellers under this Agreement.

         11.12 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer provided that such assignment shall not relieve Buyer of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.13 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.14 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.15 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.16 Governing Law. This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

         11.17 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.18 Capacity, Authority and Responsibility of Trustees. Each individual trustee of a trust constituting a "Seller" hereunder hereby:

                  (a) represents and warrants that such trust is duly authorized, existing and in good standing under the laws of its jurisdiction, has full power and authority under the terms of the trust instrument and otherwise to execute this Agreement on behalf of the trust and to fully bind the trust hereunder; and

                  (b) such individual trustee, by executing this Agreement in the space indicated in his individual capacity, hereby covenants and agrees that such individual is bound by this Agreement as a "Seller" hereunder to the fullest extent as if he was a "Seller" hereunder, and that such individual unconditionally guarantees the full and prompt payment and performance of any and all obligations and liabilities of the trust for which such individual serves as trustee.

         11.19 Leases. Following the expiration of the Earnout Period (as defined in the Earnout Agreement), with respect to each lease for which the Sellers are then affiliated with the landlord thereof, Buyer shall, at its option, provide for a four (4) year period (i) covenants to the landlord which are commercially reasonable and consistent with industry standards to ensure the continued viability of the Acquired Company as a tenant under such lease with respect to rental payments and obligations, or (ii) a guaranty by Buyer of such payments and obligations.

         IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first written above.

Buyer:

SHAW INDUSTRIES, INC.

By: /s/ William C. Lusk, Jr.
Title:

Sellers:

IRVING NUSBAUM REVOCABLE
TRUST UAD, MAY 4, 1977,
AMENDED AND RESTATED APRIL
30, 1984


By:/s/ Irving Nusbaum    (SEAL)
   IRVING NUSBAUM, as Trustee and
   individually


Name                               (SEAL)
     Trustee


FRANCIS FETTER REVOCABLE
TRUST UAD, AUGUST 16, 1990


By:/s/ Francis Fetter                       (SEAL)
   FRANCIS FETTER, as Trustee and
   individually

Name                                         (SEAL)
     Trustee

          MARVIN BERLIN REVOCABLE
          TRUST UAD, MAY 22, 1990


          By:/s/ Marvin Berlin                           (SEAL)
             MARVIN BERLIN, as Trustee and
             individually

          Name                                           (SEAL)
               Trustee


          ROBERT C. NUSBAUM REVOCABLE
          TRUST UAD, JANUARY 30, 1990



          By:/s/ Francis Fetter                          (SEAL)
             ROBERT C. NUSBAUM, as Trustee and
             individually

          Name                                           (SEAL)
               Trustee

          ARTHUR S. NUSBAUM REVOCABLE
          TRUST UAD, JUNE 1, 1993,
          AMENDED AND RESTATED APRIL
          26, 1994


          By:/s/ Arthur S. Nusbaum                       (SEAL)
             ARTHUR S. NUSBAUM, as Trustee and
             individually

          Name                                           (SEAL)
               Trustee





S:\N007852\SHAW\STO-PUR.CLN

                                                     EXHIBIT 1

                                                      SELLERS


1. Irving Nusbaum Revocable Trust UAD, May 4, 1977, amended and restated April 30, 1984

2.       Francis Fetter Revocable Trust UAD, August 16, 1990

3.       Marvin Berlin Revocable Trust UAD, May 22, 1990

4.       Robert C. Nusbaum Revocable Trust UAD, January 30, 1990

5. Arthur S. Nusbaum Revocable Trust UAD, June 1, 1993, amended and restated April 26, 1994

                                                     EXHIBIT 1

                                               DISCLOSURE SCHEDULES


                                                      [Date]

Shaw Industries, Inc.


Dalton, GA

Gentlemen:

We refer to the Stock Purchase Agreement (the "Agreement") to be entered into today between the undersigned individuals ("Sellers") and Shaw Industries, Inc. ("Buyer") pursuant to which Sellers are to sell and Buyer is to purchase all of the issued and outstanding capital stock of __________________ (the "Company") as provided in the Agreement.

This letter constitutes the Disclosure Schedules referred to in Section 3 of the Agreement. The representations and warranties of Sellers in Section 3 of the Agreement are made and given subject to the disclosures in this Disclosure Schedules. The disclosures in this Disclosure Schedules are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

Terms defined in the Agreement are used with the same meaning in this Disclosure Schedules. References to Appendices are to the Appendices to this Disclosure Schedule.

By reference to Section 3 of the Agreement (using the numbering in such Section), the following matters are disclosed:

 .   .   .   .   .

[NAME]

[DATE]

Page 2



[describe particularly any exceptions]



            Very truly yours,

            ------------------------------

            ------------------------------

Sellers

Buyer acknowledges receipt of the Disclosure Schedule of which this is a duplicate (including the Appendices referred to therein).

Dated:__________________________

BUYER:

By:____________________________